AMERICAN FIDELITY ASSURANCE COMPANY 9000 Cameron Parkway Oklahoma City, OK 73114 INDIVIDUAL ANNUITY APPLICATION Fixed – Flexible Premium Deferred Annuity OR Variable – Flexible Premium Variable and Fixed Deferred Annuity POLICY OWNER Last Name First Name Middle Name Suffix Date of Birth Gender SSN or Tax ID # Relationship to Annuitant Residence Address (Street and Number) City State Zip Mailing Address (if different than Residence) City State Zip Email Address (if any) Primary Phone # Country of Citizenship Employer Occupation Annual Salary Employment Date JOINT OWNER (NON-QUALIFIED PLANS ONLY) Last Name First Name Middle Name Suffix Date of Birth Gender SSN or Tax ID # Relationship to Policy Owner Residence Address (Street and Number) City State Zip Mailing Address (if different than Residence) City State Zip Email Address (if any) Primary Phone # Country of Citizenship ANNUITANT (COMPLETE IF OTHER THAN OWNER) Last Name First Name Middle Name Suffix Date of Birth Gender SSN Country of Citizenship Mailing Address City State Zip Primary Phone # Email Address (if any) BENEFICIARY INFORMATION Primary Last Name First Name Middle Name Suffix Relationship Contingent Last Name First Name Middle Name Suffix Relationship

BILLING INFORMATION

Billing Method (Select One)	Billing Frequency	Date of First Deduction/Payment
☐ List Bill ☐ Bank Draft ☐ Direct Bill	**Billing Mode:** ______ Employee ______ Employer **MCP#** ______ Employee ______ Employer	Employee Mo Day Yr ______ Employer Mo Day Yr ______ (The Effective Date is based upon the earlier of these dates.)

The Periodic and Additional Payment amounts apply only to the new Product selected on this application. Any changes to existing annuity payment amounts must be made on a separate Change Form and/or Salary Reduction Agreement.

Periodic Payment Information

Employee Payments	Employer Payments
$	$

Additional Payment, if any

☐ Lump Sum
Estimated Amount

Employee Payments $ Employer Payments $

☐ Exchange – Transfer, Rollover or 1035 Exchange (Complete Additional Paperwork)
Estimated Amount

Employee Payments $ Employer Payments $

PLAN INFORMATION

Type of Plan (Choose One):

☐ 403(b) ☐ 403(b) Roth ☐ Traditional IRA ☐ Roth IRA
☐ Non – Qualified ☐ Other: ____________________

FIXED ANNUITY OPTIONAL RIDER SELECTION

Optional Additional Declared Interest Rider (Choose One):

☐ 1 Year ☐ 2 Year ☐ 5 Year ☐ 10 Year

AF *Advantage Variable Annuity*® INVESTMENT OPTION ALLOCATIONS

Enter whole percentages only, must total 100%. DO NOT COMPLETE FOR THE FIXED ANNUITY.

EE ALLOCATION	INVESTMENT OPTIONS		ER ALLOCATION
____ %	AFGI	American Fidelity Guaranteed Interest Account	____ %
____ %	VG01	Vanguard® VIF Total Bond Market Index Portfolio	____ %
____ %	VG02	Vanguard® VIF Balanced Portfolio	____ %
____ %	AM02	American Funds IS Washington Mutual Investors Fund	____ %
____ %	DR01	BNY Mellon Stock Index Fund, Inc.	____ %
____ %	VG05	Vanguard® VIF Total Stock Market Index Portfolio	____ %
____ %	DR02	BNY Mellon Sustainable U.S. Equity Portfolio, Inc.	____ %
____ %	VG04	Vanguard® VIF Capital Growth Portfolio	____ %
____ %	VG06	Vanguard® VIF Mid-Cap Index Portfolio	____ %
____ %	DR07	BNY Mellon VIF Opportunistic Small Cap Portfolio	____ %
____ %	AM01	American Funds IS International Fund	____ %
Total 100 %			**Total** 100 %

ICC20 A1310 2

REPLACEMENT INFORMATION Do you own any existing life insurance or annuity contracts? Yes No Do you intend to replace, discontinue or change any such coverage? Yes No If yes to either question, complete and return any required Replacement Form(s). SIGNATURES AND ACKNOWLEDGEMENT With my signature below, I am certifying to the following, as applicable. I have also received and reviewed a copy of: 1) the Replacement Notice, which was read aloud to me or left with me; and 2) any other state mandated forms required at the time of application, if applicable. FOR VARIABLE ANNUITIES ONLY: I received a prospectus for the Variable Annuity contract for which I have applied. I was given the opportunity to receive this information either in paper or electronic format. I understand that all payments and values provided under a Variable Annuity contract are based on the investment experience of a separate account and the underlying investment(s) chosen and will decrease or increase with investment experience and are not guaranteed as to fixed dollar amount except for the Guaranteed Interest Account. FOR FIXED ANNUITIES WITH OPTIONAL DECLARED INTEREST RIDER: I understand I have chosen to apply a rider to the annuity contract I am purchasing in order to increase my interest earnings. I further acknowledge that a surrender charge will apply to withdrawals made during the applicable withdrawal charge period. This charge may apply to all or part of the money withdrawn from my annuity at any time during the applicable withdrawal charge period. I have been provided with materials including an explanation of all applicable withdrawal charges. I also understand the rider will become effective the first day of the month following receipt of the initial premium after electing this rider. FOR QUALIFIED RETIREMENT PLANS ONLY: I understand that qualified retirement plans such as 403(b) and 401(a) plans have withdrawal restrictions under the Tax Code on contributions and earnings. I also understand that the withdrawal of my contributions is limited by my attainment of age 59 , separation from service, death, disability (as defined in Section 72(m)(7) of the Tax Code), or financial hardship (as defined by 403(b)(11)(B) of the Tax Code). I understand that in addition to Tax Code withdrawal restrictions, access to my contributions and earnings, prior to my attainment of age 59 and/or separation from service with my employer, are subject to the applicable rules of my employer’s plan and may be subject to Internal Revenue Code withholding requirements or a 10% early distribution penalty tax. Accounts held in qualified plans are subject to additional withdrawal and taxation restrictions or requirements and, as such, are not appropriate for use in situations where immediate or regular access to account assets prior to retirement is required. FOR FIXED ANNUITY APPLICATIONS ONLY: I have received and reviewed a copy of consumer brochure # SB The statements and answers given in this application are true, complete and correctly recorded . I understand that the company has issued this coverage in reliance upon the truthfulness of my responses to the questions contained in this application. I have considered my present financial needs and determined that the purchase of this annuity is appropriate for me. Warning: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. Signed At (City and State) Date Signed Owner Signature or PIN Joint Owner, if any, Signature or PIN

SIGNATURES AND ACKNOWLEDGEMENT CONTINUED FOR ALL VARIABLE AND INDIVIDUAL NON-QUALIFIED ANNUITIES (TIRA AND RIRA) ONLY: Owner’s Driver’s License or Government Joint Owner’s Driver’s License or Government Issued ID Type and Number: Issued ID Type and Number: Issued by: Exp Date: Issued By: Exp Date: AGENT STATEMENT: To the best of my knowledge, the proposed Owner/Annuitant does does not have any existing life insurance or annuity covering the Annuitant, and the person(s) to be insured does does not intend to replace, discontinue or change any such coverage. I personally saw the applicant and recorded the answers myself. Yes No If No, give details: I have reasonable grounds for believing that the decision of this Owner/Annuitant to purchase/exchange or replace an annuity is appropriate. This determination was based on facts disclosed to me, either orally or in writing, as to the individual’s retirement objectives, other insurance products, and financial situation and needs. I certify that I have provided all applicable state mandated disclosures required at the time of application. FOR TIRA, RIRA OR “NON-QUALIFIED” APPLICATIONS: I have verified that the identification shown is that of the owner and it corresponds with the information provided as a part of the application process. I understand that my signature verifies I have seen the identification and the information is correct. Licensed Agent Signature or PIN Agent’s Printed Name and Agent Number